Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 our report dated May 17, 2016 with respect to the audited consolidated financial statements of Liberty Star Uranium & Metal Corp. for the years ended January 31, 2016 and 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 3, 2017